UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

MLM INDEX FUND
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series: 22-2897229
Leveraged Series: 22-3722683
Commodity L/S Unleveraged Series: 20-8806944
Commodity L/N Unleveraged Series: 27-1198002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 South State Street
Newtown, PA 18940
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (267) 759-3500

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Manager

On January 30, 2015, the Board of Managers of MLM LLC (the “General Partner”), which acts as General Partner to Mount Lucas Management LP (the “Manager”), the Manager of MLM Index Fund (the “Registrant”), implemented certain changes to the principal officers of the Manager.  The composition of the Manager’s officers remains unchanged with the exception of the addition of Gerald L. Prior III.

Gerald L. Prior, III, age 39, has been appointed Chief Operating Officer of the Manager.  Mr. Prior joined the Manager in 1997.  He served as portfolio manager for the Registrant and for custom quantitative derivative products.  Previously, he was responsible for maintaining the firm’s investment technology infrastructure and for conducting extensive portfolio research using futures modeling.  Mr. Prior’s particular expertise is in the development, implementation, and oversight of the firm’s proprietary models, and their execution through the trading operation.

Timothy J. Rudderow, Sr., who previously served as President, has been appointed Chief Executive Officer and Chief Investment Officer.  James A. Mehling, who previously served as Vice President and Chief Operating Officer, has been appointed Chief Financial Officer.

The General Partner

On January 30, 2015, the Board of Managers of the General Partner also implemented certain changes with respect to the managers of the General Partner.

Paul R. DeRosa, Raymond E. Ix, Roger E. Alcaly, Timothy J. Rudderow, Sr. and Gerald L. Prior III, have been appointed Managers of the General Partner.

Additionally, Mr. Alcaly has been appointed Chairman of the Board of Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 10, 2015

MLM INDEX FUND
(Registrant)

By: /s/ James A. Mehling
James A. Mehling
Chief Financial Officer